EXHIBIT 10.2
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                  EXECUTIVE SUPPLEMENTAL COMPENSATION AGREEMENT


           THIS AGREEMENT is made and entered into effective as of August 1, 2001, by and between COLUMBIA STATE BANK and COLUMBIA BANKING SYSTEM, INC., its parent holding company (jointly hereafter the "Employer"), and ______________________________, an individual residing in the State of Washington (the "Executive").

                                 R E C I T A L S

           WHEREAS, the Executive is an executive officer of the Employer;

           WHEREAS, the Employer desires to establish a compensation benefit program as a fringe benefit for executive officers of the Employer in order to attract and retain individuals with extensive and valuable experience in the banking industry;

           WHEREAS, the Executive's experience and knowledge of the affairs of the Employer and the banking industry are extensive and valuable;

           WHEREAS, it is deemed to be in the best interests of the Employer to provide the Executive with certain fringe benefits, on the terms and conditions set forth herein, in order to reasonably induce the Executive to remain in the Employer's employment; and

           WHEREAS, the Executive and the Employer wish to specify in writing the terms and conditions upon which this additional compensatory incentive will be provided to the Executive;

           NOW, THEREFORE, in consideration of the services to be performed by the Executive in the future, as well as the mutual promises and covenants contained herein, the Executive and the Employer agree as follows:

                                A G R E E M E N T

           1.        TERMS AND DEFINITIONS.

                     1.1 ADMINISTRATOR. The Employer shall be the
"Administrator" and, solely for the purposes of ERISA as defined in Paragraph
1.9 below, the "fiduciary" of this Agreement where a fiduciary is required by ERISA.

                     1.2 APPLICABLE PERCENTAGE. The term "Applicable Percentage" shall mean that percentage listed on Schedule A attached hereto which is in effect as of the date indicated on Schedule A. Notwithstanding the foregoing or the percentages set forth on Schedule A, but subject to all other terms and conditions set forth herein, the "Applicable Percentage" shall be: one hundred percent (100%) in the event the Executive's Employment is terminated pursuant to Paragraph 5.4 upon the occurrence of a "Change in Control" as defined in Paragraph 1.3 below, or the Executive's Disability (as defined in Paragraph 1.5 below).

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                     1.3 CHANGE IN CONTROL. The term "Change in Control" shall
mean the occurrence of one or more of the following events:

                               (a) One person or entity acquiring or otherwise
becoming the owner of twenty-five percent (25%) or more of Columbia Bank System, Inc.'s ("CBSI") outstanding common stock;

                               (b) Replacement of a majority of the incumbent
directors of CBSI by directors whose elections have not been supported by a majority of the Board of CBSI; or

                               (c) Dissolution or sale of fifty percent (50%) or
more in value of the assets, of either CBSI or Columbia State Bank.

                     1.4 THE CODE. The "Code" shall mean the Internal Revenue Code of 1986, as amended (the "Code").

                     1.5 DISABILITY/DISABLED. The term "Disability" or "Disabled" shall have the same meaning given such terms in any policy of disability insurance maintained by the Employer for the benefit of the Executive. In the absence of such a policy which extends coverage to the Executive in the event of disability, the terms shall mean bodily injury or disease (mental or physical) which wholly and continuously prevents the performance of duty for at least six months.

                     1.6 EARLY RETIREMENT DATE. The term "Early Retirement Date" shall mean any date after the attainment of age fifty-five (55), provided the Applicable Percentage equals one hundred percent (100%). And provided further, the Executive may elect a date after age fifty-five (55) by written election filed with the Employer and that date shall be the Early Retirement Date hereunder. Such election shall be irrevocable except that the Early Retirement Date may be changed at any time prior to age fifty-four and one-half (54 1/2).

                     1.7 EFFECTIVE DATE. The term "Effective Date" shall mean the date first written above.

                     1.8 EMPLOYMENT. The term "Employment" shall mean full time employment with the Employer or the provision of services by Executive in connection with a consulting agreement entered into with the Employer.

                     1.9 ERISA. The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                     1.10 EXECUTIVE BENEFIT. The term "Executive Benefit" or "Retirement Benefit Payments" shall mean the benefits determined pursuant to Paragraph 3, 4 or 5 and in accordance with Schedule B, and forfeited, reduced or adjusted to the extent: (i) required under the other provisions of this Agreement, including, but not limited to, Paragraphs 5, 6 and 7 hereof; (ii) required by reason of the lawful order of any regulatory agency or body having jurisdiction over the Employer; or (iii) required in order for the Employer to properly comply with any and all applicable state and federal laws, including, but not limited to, income, employment and disability income tax laws (E.G., FICA, FUTA, SDI).

                     1.11 NORMAL RETIREMENT DATE. The term "Normal Retirement Date" means the day the Executive attains age sixty-five (65). Provided, Normal Retirement Date shall mean the day the Executive attains age sixty-two (62) in the event the Executive's Employment is terminated pursuant to Paragraph 5.4 following a Change in Control.

                     1.12 PLAN YEAR. The term "Plan Year" shall mean the Employer's fiscal year.

                     1.13 TERMINATION FOR CAUSE. The term "Termination for Cause" shall mean termination of Employment of the Executive by reason of any of the following: (i) willful misfeasance or gross negligence in the performance of his duties; (ii) conduct demonstrably and significantly harmful to the Employer or a financial institution subsidiary; or (iii) conviction of a felony.

           2.        SCOPE, PURPOSE AND EFFECT.

                     2.1 CONTRACT OF EMPLOYMENT. Although this Agreement is intended to provide the Executive with an additional incentive to remain in the employ of the Employer, this Agreement shall not be deemed to constitute a contract of employment between the Executive and the Employer nor shall any provision of this Agreement restrict or expand the right of the Employer to terminate the Executive's Employment. This Agreement shall have no impact or effect upon any separate written Employment Agreement which the Executive may have with the Employer, it being the parties' intention and agreement that unless this Agreement is specifically referenced in said Employment Agreement (or any modification thereto), this Agreement (and the Employer's obligations hereunder) shall stand separate and apart and shall have no effect on or be affected by, the terms and provisions of said Employment Agreement.

                     2.2 FRINGE BENEFIT. The benefits provided by this Agreement are granted by the Employer as a fringe benefit to the Executive and are not a part of any salary reduction plan or any arrangement deferring a bonus or a salary increase. The Executive has no option to take any current payments or bonus in lieu of the benefits provided by this Agreement.

                     2.3 PROHIBITED PAYMENTS. Notwithstanding anything in this Agreement to the contrary, if any payment made under this Agreement is a "golden parachute payment" as defined in Section 28(k) of the Federal Deposit Insurance Act (12 U.S.C. section 1828(k) and Part 359 of the Rules and Regulations of the Federal Deposit Insurance Corporation (collectively, the "FDIC Rules") or is otherwise prohibited, restricted or subject to the prior approval of a Bank Regulator, no payment shall be made hereunder without complying with said FDIC Rules.

           3.        EXECUTIVE BENEFITS PAYMENTS.

                     3.1 PAYMENTS COMMENCE UPON EARLY RETIREMENT DATE. In the event the Executive elects to retire from active Employment by the Employer on a date which constitutes an Early Retirement Date as defined in Paragraph 1.6 above, subject to Paragraph 6, the Executive shall be entitled to be paid the Applicable Percentage of the Executive Benefits as described in Schedule B, in substantially equal monthly installments on the first day of each month, beginning with the month following the month in which the Executive retires and continuing until the Executive's death.

                     3.2 PAYMENTS COMMENCE UPON NORMAL RETIREMENT DATE. In the event the Executive elects to retire from active Employment by the Employer on a date which constitutes a Normal Retirement Date as defined in Paragraph 1.11 above, subject to Paragraph 6, the Executive shall be entitled to be paid the Applicable Percentage of the Executive Benefits as described in Schedule B, in substantially equal monthly installments on the first day of each month, beginning with the month following the month in which the Executive retires and continuing until the Executive's death.

           4. PAYMENTS IN THE EVENT DISABILITY OCCURS PRIOR TO RETIREMENT AND PAYMENTS IN THE EVENT OF DEATH. In the event the Executive becomes Disabled while actively employed by the Employer at any time after the Effective Date of this Agreement but prior to retirement, subject to Paragraph 6, the Executive shall be entitled to be paid the Applicable Percentage of the Executive Benefits, as defined above, in substantially equal monthly installments on the first day of each month, beginning with the month following the month in which the Executive becomes Disabled, payable until the Executive's death. Provided, benefits hereunder shall be reduced or eliminated to the extent that such benefits are duplicated by benefits payable under the Employer's long-term disability plan. There are no death benefits payable under this Agreement.

           5. PAYMENTS IN THE EVENT EXECUTIVE IS TERMINATED PRIOR TO RETIREMENT. As indicated in Paragraph 2.1 above, the Employer reserves the right to terminate the Executive's Employment, with or without Cause but subject to any written employment agreement which may then exist, at any time prior to the Executive's retirement. In the event that the Employment of the Executive shall be terminated, other than by reason of Disability or retirement, then this Agreement shall terminate upon the date of such termination of Employment; provided, however, that the Executive shall be entitled to the following benefits as may be applicable depending upon the circumstances surrounding the Executive's termination:

                     5.1 TERMINATION WITHOUT CAUSE. If the Executive's Employment is terminated by the Employer without cause, and such termination is not subject to the provisions of Paragraph 5.4 below, subject to Paragraph 6, the Executive shall be entitled to be paid the Applicable Percentage of the Executive Benefits, as defined above, in substantially equal monthly installments on the first day of each month, beginning with the month following the month in which the Executive attains fifty-five (55) years of age, unless a later date has been elected by the Executive pursuant to Paragraph 1.6.

                     5.2 VOLUNTARY TERMINATION BY THE EXECUTIVE.

                               (a) If the Applicable Percentage is one hundred
percent (100%), subject to Paragraph 6, the Executive shall be entitled to be paid the Applicable Percentage of the Executive Benefits, as defined in Schedule B, in substantially equal monthly installments on the first day of each month, beginning with the month following the month in which the Executive attains fifty-five (55) years of age, unless a later date has been elected by the Executive pursuant to Paragraph 1.6.

                               (b) If the Executive's Employment is terminated
by voluntary resignation prior to the date specified in Schedule A which corresponds to an Applicable Percentage equal to one hundred percent (100%) and such resignation is not subject to the provisions of Paragraph 5.4 below, the Executive shall forfeit any and all rights and benefits he may have under the terms of this Agreement and shall have no right to be paid any of the amounts which would otherwise be due or paid to the Executive by the Employer pursuant to the terms of this Agreement.

                     5.3 TERMINATION FOR CAUSE. The Executive agrees that if his Employment with the Employer is terminated "for cause," as defined in Paragraph
1.13 of this Agreement, he shall forfeit any and all rights and benefits he may have under the terms of this Agreement and shall have no right to be paid any of the amounts which would otherwise be due or paid to the Executive by the Employer pursuant to the terms of this Agreement.

                     5.4 TERMINATION ON ACCOUNT OF OR AFTER A CHANGE IN CONTROL. In the event: (i) the Executive's Employment with the Employer is terminated by the Employer in conjunction with, or by reason of, a "Change in Control" (as defined in Paragraph 1.3 above); or (ii) by reason of the Employer's actions any adverse and material change occurs in the scope of the Executive's position, responsibilities, duties, salary, benefits, or location of Employment after a Change in Control occurs; or (iii) the Employer causes an event to occur which reasonably constitutes or results in a demotion, a significant diminution of responsibilities or authority, or a constructive termination (by forcing a resignation or otherwise) of the Executive's Employment after a Change in Control occurs, then, subject to Paragraph 6, the Executive shall be entitled to be paid the Applicable Percentage of the Executive Benefits, as defined above, in substantially equal monthly installments on the first day of each month, beginning with the month following the month in which the Executive attains fifty-five (55) years of age, unless a later date has been elected by the Executive pursuant to Paragraph 1.6.

           6. FORFEITURE IN THE EVENT OF BREACH OF NON-COMPETITION AGREEMENT. Notwithstanding any other provision of this Agreement, the Executive Benefit due the Executive pursuant hereto (if any) shall be forfeited and no Executive Benefit shall be due the Executive hereunder if the Executive enters into competitive activity in the Employer's market area within the three (3) year period beginning on the date of the Executive's termination of Employment. Competitive activity means acting directly or indirectly as an employee, agent, stockholder, member, director, co-partner or in any other individual or representative capacity on behalf of any bank or financial institution (including without limitation trust company, finance company, leasing company or any entity that provides credit). The Employer's market area is defined as the following counties in the State of Washington and all counties bordering on any such county and any county in which the Employer maintains a branch or other office, now or at the time of the Executive's termination of Employment:
Cowlitz, King, Kitsap, Pierce and Thurston.

           7. IRS SECTION 280G ISSUES. If all or any portion of the amounts payable to the Executive under this Agreement, either alone or together with other payments which the Executive has the right to receive from the Employer, constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), that are subject to the excise tax imposed by Section 4999 of the Code (or similar tax and/or assessment), Executive shall be responsible for the payment of such excise tax and Employer (and its successor) shall be responsible for any loss of deductibility related thereto; provided, however, that Employer and Executive shall cooperate with each other and use all reasonable efforts to minimize to the fullest extent possible the amount of excise tax imposed by Section 4999 of the Code. If, at a later date, it is determined (pursuant to final regulations or published rulings of the Internal Revenue Service, final judgment of a court of competent jurisdiction, or otherwise) that the amount of excise taxes payable by the Executive is greater than the amount initially so determined, then the Executive shall pay an amount equal to the sum of such additional excise taxes and any interest, fines and penalties resulting from such underpayment. The determination of the amount of any such excise taxes shall be made by the independent accounting firm employed by the Employer immediately prior to the change in control or such other independent accounting firm or advisor as may be mutually agreeable to Employer and Executive in the exercise of their reasonable good faith judgment.

           8. RIGHT TO DETERMINE FUNDING METHODS. The Employer reserves the right to determine, in its sole and absolute discretion, whether, to what extent and by what method, if any, to provide for the payment of the amounts which may be payable to the Executive, under the terms of this Agreement. In the event that the Employer elects to fund this Agreement, in whole or in part, through the use of life insurance or annuities, or both, the Employer shall determine the ownership and beneficial interests of any such policy of life insurance or annuity. The Employer further reserves the right, in its sole and absolute discretion, to terminate any such policy, and any other device used to fund its obligations under this Agreement, at any time, in whole or in part. Consistent with Paragraph 10 below, the Executive shall have no right, title or interest in or to any funding source or amount utilized by the Employer pursuant to this Agreement, and any such funding source or amount shall not constitute security for the performance of the Employer's obligations pursuant to this Agreement.

In connection with the foregoing, the Executive agrees to execute such documents and undergo such medical examinations or tests which the Employer may request and which may be reasonably necessary to facilitate any funding for this Agreement including, without limitation, the Employer's acquisition of any policy of insurance or annuity.

           9. CLAIMS PROCEDURE. The Employer shall, but only to the extent necessary to comply with ERISA, be designated as the named fiduciary under this Agreement and shall have authority to control and manage the operation and administration of this Agreement. Consistent therewith, the Employer shall make all determinations as to the rights to benefits under this Agreement. Any decision by the Employer denying a claim by the Executive for benefits under this Agreement shall be stated in writing and delivered or mailed, via registered or certified mail, to the Executive, the Executive's spouse or the Executive's beneficiaries, as the case may be. Such decision shall set forth the specific reasons for the denial of a claim. In addition, the Employer shall provide the Executive, or as applicable, the Executive's spouse or beneficiaries, with a reasonable opportunity for a full and fair review of the decision denying such claim.

           10. STATUS AS AN UNSECURED GENERAL CREDITOR. Notwithstanding anything contained herein to the contrary: (i) the Executive shall have no legal or equitable rights, interests or claims in or to any specific property or assets of the Employer as a result of this Agreement; (ii) none of the Employer's assets shall be held in or under any trust for the benefit of the Executive or held in any way as security for the fulfillment of the obligations of the Employer under this Agreement; (iii) all of the Employer's assets shall be and remain the general unpledged and unrestricted assets of the Employer; (iv) the Employer's obligation under this Agreement shall be that of an unfunded and unsecured promise by the Employer to pay money in the future; and (v) the Executive shall be an unsecured general creditor with respect to any benefits which may be payable under the terms of this Agreement.

           Notwithstanding subparagraphs (i) through (v) above, the Employer and the Executive acknowledge and agree that, in the event of a Change in Control, upon request of the Executive, or in the Employer's discretion if the Executive does not so request and the Employer nonetheless deems it appropriate, the Employer shall establish, not later than the effective date of the Change in Control, a Rabbi Trust or multiple Rabbi Trusts (the "Trust" or "Trusts") upon such terms and conditions as the Employer, in its sole discretion, deems appropriate and in compliance with applicable provisions of the Code, in order to permit the Employer to make contributions and/or transfer assets to the Trust or Trusts to discharge its obligations pursuant to this Agreement. The principal of the Trust or Trusts and any earnings thereon shall be held separate and apart from other funds of the Employer to be used exclusively for discharge of the Employer's obligations pursuant to this Agreement and shall continue to be subject to the claims of the Employer's general creditors until paid to the Executive in such manner and at such times as specified in this Agreement.

           11.       MISCELLANEOUS.

                     11.1 OPPORTUNITY TO CONSULT WITH INDEPENDENT ADVISORS. The Executive acknowledges that he has been afforded the opportunity to consult with independent advisors of his choosing including, without limitation, accountants or tax advisors and counsel regarding both the benefits granted to him under the terms of this Agreement and the (i) terms and conditions which may affect the Executive's right to these benefits and (ii) personal tax effects of such benefits including, without limitation, the effects of any federal or state taxes, Section 280G of the Code, and any other taxes, costs, expenses or liabilities whatsoever related to such benefits, which in any of the foregoing instances the Executive acknowledges and agrees shall be the sole responsibility of the Executive notwithstanding any other term or provision of this Agreement. The Executive further acknowledges and agrees that the Employer shall have no liability whatsoever related to any such personal tax effects or other personal costs, expenses, or liabilities applicable to the Executive and further specifically waives any right for himself or herself, and his or her heirs, beneficiaries, legal representatives, agents, successor and assign to claim or assert liability on the part of the Employer related to the matters described above in this Paragraph 11.1. The Executive further acknowledges that he has read, understands and consents to all of the terms and conditions of this Agreement, and that he enters into this Agreement with a full understanding of its terms and conditions.

                     11.2 ARBITRATION OF DISPUTES. All claims, disputes and other matters in question arising out of or relating to this Agreement or the breach or interpretation thereof, other than those matters which are to be determined by the Employer in its sole and absolute discretion, shall be resolved by binding arbitration before a representative member, selected by the mutual agreement of the parties, of the Judicial Arbitration and Mediation Services, Inc. ("JAMS"), located in Tacoma, Washington. In the event JAMS is unable or unwilling to conduct the arbitration provided for under the terms of this paragraph, or has discontinued its business, the parties agree that a representative member, selected by the mutual agreement of the parties of the American Arbitration Association ("AAA") located in Tacoma, Washington, shall conduct the binding arbitration referred to in this paragraph. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with JAMS (or AAA, if necessary). In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. The arbitration shall be subject to such rules of procedure used or established by JAMS, or if there are none, the rules of procedure used or established by AAA. Any award rendered by JAMS or AAA shall be final and binding upon the parties, and as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns, and may be entered in any court having jurisdiction thereof. The obligation of the parties to arbitrate pursuant to this clause shall be specifically enforceable in accordance with, and shall be conducted consistently with, the provisions of the Washington Code of Civil Procedure. Any arbitration hereunder shall be conducted in Tacoma, Washington, unless otherwise agreed to by the parties.

                     11.3 ATTORNEYS' FEES. In the event of any arbitration or litigation concerning any controversy, claim or dispute between the parties hereto, arising out of or relating to this Agreement or the breach hereof, or the interpretation hereof, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorneys' fees and costs incurred in connection therewith or in the enforcement or collection of any judgment or award rendered therein. The "prevailing party" means the party determined by the arbitrator(s) or court, as the case may be, to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered.

                     11.4 NOTICE. Any notice required or permitted of either the Executive or the Employer under this Agreement shall be deemed to have been duly given, if by personal delivery, upon the date received by the party or its authorized representative; if by facsimile, upon transmission to a telephone number previously provided by the party to whom the facsimile is transmitted as reflected in the records of the party transmitting the facsimile and upon reasonable confirmation of such transmission; and if by mail, on the third day after mailing via U.S. first class mail, registered or certified, postage prepaid and return receipt requested, and addressed to the party at the address given below for the receipt of notices, or such changed address as may be requested in writing by a party.

                     If to the Employer:

                               Columbia Banking System, Inc.
                               Attn:  Corporate Secretary
                               1301 A Street
                               Tacoma, WA  98402

                     If to the Executive:

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                     11.5 ASSIGNMENT. The Executive shall have no power or right to transfer, assign, anticipate, hypothecate, modify or otherwise encumber any part or all of the amounts payable hereunder, nor, prior to payment in accordance with the terms of this Agreement, shall any portion of such amounts be: (i) subject to seizure by any creditor of the Executive, by a proceeding at law or in equity, for the payment of any debts, judgments, alimony or separate maintenance obligations which may be owed by the Executive; or (ii) transferable by operation of law in the event of bankruptcy, insolvency or otherwise. Any such attempted assignment or transfer shall be void.

                     11.6 BINDING EFFECT/MERGER OR REORGANIZATION. This Agreement shall be binding upon and inure to the benefit of the Executive and the Employer. Accordingly, the Employer shall not merge or consolidate into or with another corporation, or reorganize or sell substantially all of its assets to another corporation, firm or person, unless and until such succeeding or continuing corporation, firm or person agrees to assume and discharge the obligations of the Employer under this Agreement.

                     11.7 NONWAIVER. The failure of either party to enforce at any time or for any period of time any one or more of the terms or conditions of this Agreement shall not be a waiver of such term(s) or condition(s) or of that party's right thereafter to enforce each and every term and condition of this Agreement.

                     11.8 PARTIAL INVALIDITY. If any terms, provision, covenant, or condition of this Agreement is determined by an arbitrator or a court, as the case may be, to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant or condition invalid, void or unenforceable, and the Agreement shall remain in full force and effect notwithstanding such partial invalidity.

                     11.9 ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties with respect to the subject matter of this Agreement and contains all of the covenants and agreements between the parties with respect thereto. Each party to this Agreement acknowledges that no other representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not set forth herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding on either party.

                     11.10 MODIFICATIONS. Any modification of this Agreement shall be effective only if it is in writing and signed by each party or such party's authorized representative.

                     11.11 PARAGRAPH HEADINGS. The paragraph headings used in this Agreement are included solely for the convenience of the parties and shall not affect or be used in connection with the interpretation of this Agreement.

                     11.12 NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

                     11.13 GOVERNING LAW. The laws of the State of Washington, other than those laws denominated choice of law rules, and where applicable, the rules and regulations of the Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency, or any other regulatory agency or governmental authority having jurisdiction over the Employer, shall govern the validity, interpretation, construction and effect of this Agreement.

           IN WITNESS WHEREOF, the Employer and the Executive have executed this Agreement on the date first above-written in the City of Tacoma, Washington.

                                    EMPLOYER:

                                    COLUMBIA STATE BANK


                                    By
                                       ------------------------------------
                                    Its
                                        -----------------------------------

                                    COLUMBIA BANKING SYSTEM


                                    By
                                       ------------------------------------
                                    Its
                                        -----------------------------------

                                    EXECUTIVE:

                                    ---------------------------------------

                                    ---------------------------------------

                                   SCHEDULE A


           CALENDAR YEAR                            APPLICABLE PERCENTAGE


           August 1, 2001 to July 31, 2002                  0%

           August 1, 2002 to July 31, 2003                  20%

           August 1, 2003 to July 31, 2004                  40%

           August 1, 2004 to July 31, 2005                  60%

           August 1, 2005 to July 31, 2006                  80%

           August 1, 2006 and thereafter                    100%

                                   SCHEDULE B

                               EXECUTIVE BENEFITS


           The Employer shall pay to the Employee pursuant to the Agreement during the Executive's lifetime, an amount equal to THE LESSER OF 60% OF THE EMPLOYEE'S FINAL FULL YEAR TOTAL COMPENSATION (AS SHOWN ON THE FORM W-2) OR _______________ Dollars ($___________ ) per year, payable in twelve equal monthly installments. The amount of Executive Benefits payable under the Agreement shall be adjusted each year from the date of commencement of payments of the Executive Benefits until the death of the Executive as follows:

                     a. The Executive Benefits shall be increased at the rate of two percent (2%) each year, subject to further adjustment for an Early Retirement.

                     b. If the Executive elects Early Retirement, the Executive Benefits shall be decreased by a percentage calculated by subtracting the Executive's age at Early Retirement from the Normal Retirement Age of 65 (62 in the event of a Change in Control), and multiplying the result by a factor of five. For example, a 25% reduction of the Executive Benefits would occur if the Executive's Early Retirement Age is 60, based on the following calculation:

                                      65 - 60 = 5 x 5 = 25%.